SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): March 27, 1995


                                Diagnostek, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                         0-11508             85-0312837
(State or other jurisdiction             (Commission       (I.R.S. Employer
     of incorporation)                   File Number)      Identification No.)


    4500 Alexander Boulevard, N.E.
       Albuquerque, New Mexico                                  87107
(Address of principal executive offices)                      (Zip Code)


    Registrant's telephone number, including area code:  (505) 345-1000




                         Former name or former address,
                          if changed since last report

Item 5.  Other Events.

         On March 27, 1995, Diagnostek, Inc. (the "Registrant") entered into a definitive Agreement and Plan of Merger, dated as of March 27, 1995, among Value Health, Inc. ("VHI"), VHI Merger-Sub. Corp., a wholly-owned subsidiary of VHI ("VHI Sub"), and the Registrant (the "Merger Agreement"), pursuant to which VHI Sub will merge (the "Merger") with and into the Registrant, with the Registrant being the surviving corporation in the Merger. It is intended that the Merger will qualify as a "pooling of interests" for accounting purposes and that the Merger will constitute a tax-free reorganization for federal income tax purposes.

         Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $.01 per share, of the Registrant (the "Registrant Common Stock") will be converted into the right to receive .55 shares (the "Exchange Ratio") of the common stock, no par value, of VHI.

     Consummation of the Merger is subject to satisfaction of certain conditions, including approval by the Registrant's stockholders of the Merger Agreement, receipt of regulatory approvals, treatment of the Merger as a "pooling of interest" for accounting purposes and the accuracy of each party's representations and warranties as of the effective time of the Merger. In the event of termination under specified conditions, VHI may be entitled to receive a fee of $15 million from the Registrant. A copy of the Merger Agreement is attached as Exhibit 10.1 and is hereby incorporated by reference.

     In connection with the Merger Agreement, Nunzio P. DeSantis, the Registrant's Chairman of the Board and Chief Executive Officer, has entered into a five year Consulting Agreement and a ten year Agreement Not to Compete with VHI and the Registrant, effective only upon the consummation of the Merger. A copy of each of the Consulting Agreement and Agreement Not to Compete are attached as Exhibits 10.2 and 10.3, respectively, and are hereby incorporated by reference.

         A copy of the joint press release of the Registrant and VHI, dated March 27, 1995, is attached as Exhibit 10.4 and is hereby incorporated by reference.

     As a result of the announcement of the execution of the Merger Agreement, a number of shareholder suits have been filed in the Court of Chancery in the State of Delaware against the Registrant, its directors and VHI seeking, among other things, to enjoin the Merger and compel the directors to reconsider the Exchange Ratio.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits.

         (c)      Exhibits

               10.1  Agreement and Plan of Merger,  dated
                     as of March 27, 1995, by and  among
                     VHI,  VHI Sub and the Registrant.

               10.2  Consulting  Agreement,  dated as of
                     March 27,  1995, between VHI, the
                     Registrant and Nunzio P. DeSantis.

               10.3  Agreement  Not to  Compete,  dated
                     as of  March 27, 1995, between VHI,
                     the Registrant and Nunzio P. DeSantis.

               10.4  Press Release, dated March 27, 1995.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 31, 1995                      DIAGNOSTEK, INC.


                                            By:  /s/ William A. Barron
                                               Name:  William A. Barron
                                               Title: President

                                 EXHIBIT INDEX

Exhibit
Number                 Description of Document                    Page

10.1                   Agreement and Plan of Merger,
                       dated as of March 27, 1995,
                       by and among VHI, VHI Sub and
                       the Registrant.

10.2                   Consulting Agreement, dated as of
                       March 27, 1995, between VHI, the
                       Registrant and Nunzio P. DeSantis.

10.3                   Agreement Not to Compete, dated
                       as of March 27, 1995, between VHI,
                       the Registrant and Nunzio P.
                       DeSantis.

10.4                   Press Release, dated March 27, 1995.